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As filed with the Securities and Exchange Commission on July 5, 2017

No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QUINPARIO ACQUISITION CORP. 2
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-1347291 (I.R.S. Employer Identification No.)

c/o Quinpario Partners LLC
12935 N. Forty Drive, Suite 201
St. Louis, MO 63141
(314) 548-6200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

D. John Srivisal, President and Chief Executive Officer
Quinpario Acquisition Corp. 2
c/o Quinpario Partners LLC
12935 N. Forty Drive, Suite 201
St. Louis, MO 63141
(314) 548-6200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler, Esq.
David A. Curtiss, Esq.
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
(212) 446-4800

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐ Emerging growth company ☒

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)

Shares of Common Stock, $0.0001 par value per share	25,533,571	$9.99(3)	$255,080,375(2)	$29,564

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)
Includes (i) 8,033,571 shares of Common Stock registered for resale by the Selling Stockholders named in this registration statement and (ii) 17,500,000 shares of Common Stock issuable upon the exercise of warrants issued in the registrant's initial public offering.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock on The Nasdaq Stock Market ("Nasdaq") on June 28, 2017.

(4)
Calculated by multiplying the estimated aggregate offering price of the securities being registered by 0.0001159.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JULY 5, 2017

Preliminary Prospectus

Quinpario Acquisition Corp. 2

25,533,571 Shares of Common Stock

        The selling stockholders named in this prospectus (the "Selling Stockholders") may offer and sell from time to time up to 25,533,571 shares of our common stock, par value $0.0001 per share ("Common Stock"), covered by this prospectus, which includes up to 17,500,000 shares of our Common Stock that are issuable upon the exercise of 35,000,000 warrants issued in connection with our initial public offering and that are exercisable for shares of Common Stock at an exercise price of $5.75 per half share of Common Stock (the "Warrants").

        We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders or by us pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants. However, we will pay the expenses, other than any underwriting discounts and commissions, associated with the sale of shares pursuant to this prospectus.

        Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares. The Selling Stockholders may sell the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell the shares in the section entitled "Plan of Distribution."

        On February 21, 2017, we entered into a business combination agreement (the "Business Combination Agreement") pursuant to which we will combine (the "Business Combination") with Novitex Holdings, Inc. ("Novitex") and SourceHOV Holdings, Inc. ("SourceHOV"). We have filed a Definitive Proxy Statement on Schedule 14A with the SEC, dated June 26, 2017, in respect of a special meeting of stockholders, at which our stockholders will vote to approve the Business Combination Agreement and certain other related matters. Upon consummation of the Business Combination, we will change our corporate name to "Exela Technologies, Inc." For more information on the Business Combination and Exela Technologies, Inc., see our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 26, 2017.

        Our Common Stock is traded on The Nasdaq Stock Market ("Nasdaq") under the symbol "QPAC" and the Warrants trade under the symbol "QPACW." On June 28, 2017, the last reported sales prices of the Common Stock was $10.00 per share and of the Warrants was $0.40 per warrant. We have applied to continue the listing of the Common Stock on Nasdaq upon consummation of the Business Combination under the symbol "XELA" and the Warrants under the symbol "XELAW."

        We are an "emerging growth company," as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

        See "Risk Factors" on page 3 to read about factors you should consider before investing in our securities.

        This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission ("SEC") nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2017.

        Neither we nor the Selling Stockholders have authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus or any associated "free writing prospectus." In this prospectus, any reference to an applicable prospectus supplement may refer to a "free writing prospectus," unless the context otherwise requires. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a "shelf" registration process. Under this shelf process, the Selling Stockholders may, from time to time, offer and sell shares of our Common Stock in one or more offerings.

        We will not receive any proceeds from the sale of shares of Common Stock to be offered by the Selling Stockholders pursuant to this prospectus, except with respect to amounts received by us due to the exercise of the Warrants. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of shares pursuant to this prospectus. To the extent appropriate, we and the Selling Stockholders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

        Unless the context indicates otherwise, the terms "Company," "we," "us" and "our" refer to Quinpario Acquisition Corp. 2, prior to the consummation of the Business Combination, and to Exela Technologies, Inc., after the consummation of the Business Combination.

i

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2016 (our "Annual Report") filed with the SEC on March 6, 2017;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (our "Quarterly Report") filed with the SEC on May 10, 2017;

  •
  Our Current Reports on Form 8-K (our "Current Reports"), filed with the SEC on January 6, January 17, January 20, February 1, February 22, June 21 and June 29, 2017;

  •
  Our Definitive Proxy Statement on Schedule 14A (our "Annual Meeting Definitive Proxy Statement") filed with the SEC on June 14, 2017;

  •
  Our Definitive Proxy Statement on Schedule 14A (our "Definitive Proxy Statement") filed with the SEC on June 26, 2017; and

  •
  The description of our Common Stock included in the Registration Statement on Form 8-A, filed with the SEC on December 15, 2014 (File No. 001-36788).

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01, unless otherwise indicated therein) after the date of this prospectus and prior to the completion of the offering of all securities covered by the respective prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

        If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Quinpario Acquisition Corp. 2
c/o Quinpario Partners LLC
12935 N. Forty Drive, Suite 201
St. Louis, MO 63141
(314) 548-6200

        You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement and the documents incorporated herein or therein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "may," "might," "will," "should," "can have," "likely," "continue," "design" and other words and terms of similar expressions, are intended to identify forward-looking statements.

        We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs.

        Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ from those expressed in our forward-looking statements. Our future financial position and results of operations, as well as any forward-looking statements are subject to change and inherent risks and uncertainties, including those described in the section entitled "Risk Factors" herein and in our Annual Report, Quarterly Report and Definitive Proxy Statement, which are incorporated by reference into this prospectus, or any subsequently filed Annual Report or Quarterly Report incorporated by reference into this prospectus. You should consider our forward-looking statements in light of a number of factors that may cause actual results to vary from our forward-looking statements including, but not limited to:

  •
  the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

  •
  the outcome of any legal proceedings that may be instituted against us, Novitex or SourceHOV following announcement of the proposed Business Combination and transactions contemplated thereby;

  •
  our inability to complete the transactions contemplated by the proposed Business Combination due to the failure to obtain approval of the stockholders of the Company or other conditions to closing in the Business Combination Agreement;

  •
  our ability to obtain or maintain the listing of our Common Stock on Nasdaq following the Business Combination;

  •
  delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the transactions contemplated by the Business Combination Agreement;

  •
  the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;

  •
  the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the SourceHOV and Novitex businesses, and the ability of the combined business to grow and manage growth profitably;

  •
  costs related to the Business Combination;

  •
  changes in applicable laws or regulations;

  •
  the possibility that we, Novitex or SourceHOV may be adversely affected by other economic, business, and/or competitive factors; and

  •
  other risks and uncertainties, including those under "Risk Factors" in our other filings with the SEC.

        You should not rely upon forward-looking statements as predictions of future events. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements contained in this prospectus are made as of the date hereof, and we assume no obligation to update or supplement any forward-looking statements.

        See "Risk Factors" herein and incorporated from our Annual Report, Quarterly Report and Definitive Proxy Statement and other filings we make with the SEC for a more complete discussion of the risks and uncertainties mentioned above and for a discussion of other risks and uncertainties. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this prospectus, our Annual Report, Quarterly Report, Definitive Proxy Statement and hereafter in our other SEC filings and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties. Note that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

SUMMARY

        The following summary highlights information contained elsewhere or incorporated by reference into this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the section titled "Risk Factors" and our historical consolidated financial statements and related notes incorporated by reference from our Annual Report, Quarterly Report and Definitive Proxy Statement.

Our Company

        Quinpario is a Delaware special purpose acquisition company formed in July 2014 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving Quinpario and one or more businesses.

        On February 21, 2017, we entered into a business combination agreement (the "Business Combination Agreement") pursuant to which we will combine (the "Business Combination") with Novitex Holdings, Inc. ("Novitex") and SourceHOV Holdings, Inc. ("SourceHOV"). We have filed a Definitive Proxy Statement on Schedule 14A with the SEC, dated June 26, 2017, in respect of a special meeting of our stockholders, at which our stockholders will vote to approve the Business Combination Agreement and certain other related matters. Upon consummation of the Business Combination, we will change our corporate name to "Exela Technologies, Inc." For more information on the Business Combination and Exela Technologies, Inc., see our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 26, 2017.

Corporate Information

        The mailing address of our principal executive office is 12935 N. Forty Drive, Suite 201, St. Louis, Missouri 63141. We maintain a website at www.quinpario.com/quinpario-acquisition-corp/. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus.

 THE OFFERING

Issuer	Quinpario Acquisition Corp. 2
Shares of Common Stock offered by the Selling Stockholders	25,533,571 shares of Common Stock (which includes 17,500,000 shares of Common Stock issuable upon exercise of the Warrants)
Shares of Common Stock outstanding prior to any exercise of Warrants	28,848,601 shares
Shares of Common Stock to be outstanding upon consummation of the Business Combination	144,311,101 shares
Use of Proceeds

All of the shares of Common Stock offered by the Selling Stockholders, including any shares of Common Stock issuable upon exercise of the Warrants, pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $201,250,000 from the exercise of Warrants, assuming the exercise in full of all Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes.

Market for Common Stock and Warrants

Our Common Stock is traded on Nasdaq under the symbol "QPAC" and the Warrants trade under the symbol "QPACW." We have applied to continue the listing of the Common Stock on Nasdaq upon consummation of the Business Combination under the symbol "XELA" and the Warrants under the symbol "XELAW."

RISK FACTORS

        Our business is subject to uncertainties and risks. You should consider carefully all of the information set forth in any accompanying prospectus supplement and the documents incorporated by reference herein and therein, unless expressly provided otherwise, including the risk factors incorporated by reference from our Annual Report, Quarterly Report, Definitive Proxy Statement and other filings we make with the SEC. The risks described in any document incorporated by reference herein are not the only ones we face, but are considered by us to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. The market price of our Common Stock and Warrants could decline if one or more of these risks or uncertainties actually occur, causing you to lose all or part of your investment in our Common Stock or Warrants. See "Where You Can Find More Information" elsewhere in this prospectus.

 USE OF PROCEEDS

        All of the shares of Common Stock offered by the Selling Stockholders, including any shares of Common Stock issuable upon exercise of the Warrants, pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $201,250,000 from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes.

        The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

 SELLING STOCKHOLDERS

        This prospectus relates to the possible resale by the Selling Stockholders of up to 25,533,571 shares of our Common Stock, which includes up to 17,500,000 shares of our Common Stock that are issuable upon exercise of the Warrants. The Selling Stockholders may from time to time offer and sell any or all of the Common Stock set forth below pursuant to this prospectus. When we refer to the "Selling Stockholders" in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Stockholders' interest in Common Stock other than through a public sale.

        The following table sets forth, as of the date of this prospectus, the names of the Selling Stockholders, and the aggregate principal amount that the Selling Stockholders may offer pursuant to this prospectus. In calculating percentages of shares of Common Stock owned by a particular holder, we have given effect to the transactions to be effected in the Business Combination and have assumed that 144,311,101 shares of Common Stock will be outstanding after the Business Combination.

        We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of Common Stock.

        Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder's shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its behalf. A Selling Stockholder may sell all, some or none of such shares in this offering. See "Plan of Distribution."

	Before the Offering and After Giving Effect to the Business Combination			After the Offering
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage of Outstanding Common Stock	Number of Shares Being Offered	Number of Shares	Percentage of Outstanding Common Stock
Quinpario Partners 2, LLC(2)	8,033,571	5.57%	8,033,571	—	—
Edgar G. Hotard(3)		*
W. Thomas Jagodinski(3)		*
Ilan Kaufthal(3)		*
Roberto Mendoza(3)		*
Dr. John Rutledge(3)		*
Shlomo Yanai(3)		*

*
Less than one percent

(1)
Unless otherwise indicated, the business address of each of the individuals is c/o Quinpario Partners LLC, 12935 N. Forty Drive, Suite 201, St. Louis, MO 63141.

(2)
The managing member of the Sponsor is Quinpario Partners LLC ("Quinpario Partners"). The natural person having voting or dispositive control over the shares of the Common Stock held by the Sponsor is Jeffry Quinn (our former chairman), the sole managing member of Quinpario Partners. Consequently, Mr. Quinn may be deemed the beneficial owner of the securities held by the Sponsor and has sole voting and dispositive control over such securities. Mr. Quinn disclaims beneficial ownership over any securities owned by the Sponsor in which he does not have any pecuniary interest.

(3)
Currently serving on our board of directors.

DESCRIPTION OF CAPITAL STOCK

        The following is a summary of our capital stock and provisions of our amended and restated certificate of incorporation and our bylaws and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and bylaws. Our amended and restated certificate of incorporation and our amended and restated bylaws are incorporated by reference and filed as exhibits to the registration statement of which this prospectus forms a part.

        Upon consummation of the Business Combination, we will further amend and restate our certificate of incorporation and bylaws. For a description of the amended and restated certificate of incorporation and bylaws to be adopted, see "Description of Securities" in the Definitive Proxy Statement.

Authorized and Outstanding Stock

        Our certificate of incorporation authorizes the issuance of 136,000,000 shares of capital stock, consisting of (i) 135,000,000 shares of Common Stock and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of are duly authorized, validly issued, fully paid and non-assessable. As of June 28, 2017, there were 28,848,601 shares of Common Stock outstanding, held of record by eight holders, no shares of preferred stock outstanding and 53,000,000 warrants outstanding held of record by one holder. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

Voting Power

        Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of our stockholders. Holders of our Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

        Our stockholders are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the board of directors in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

        In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the combined company, the holders of the holders of our Common Stock are entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

        Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock, other than the redemption provisions described in the section entitled "Special Meeting of Quinpario Stockholders—Redemption Rights" in our Definitive Proxy Statement, which will no longer apply after the completion of the Business Combination.

Election of Directors

        The board of directors is currently divided into three classes, Class A, Class B and Class C, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that directions will be elected by a plurality of the votes cast at an annual meeting of stockholders by holders of our Common Stock.

Preferred Stock

        The proposed certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Common Stock and could have anti-takeover effects. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management. We have no preferred stock outstanding at the date hereof. In connection with the consummation of the Business Combination, we anticipate that 9,400,000 shares or preferred stock will be issued. For more information, see our Definitive Proxy Statement.

Dividends

        We have not paid any cash dividends on shares of our Common Stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of an initial business combination. The payment of any dividends subsequent to an initial business combination will be within the discretion of the then board of directors. It is the present intention of the board of directors to retain all earnings, if any, for use in Quinpario's business operations and, accordingly, the board does not anticipate declaring any dividends in the foreseeable future.

Certain Anti-Takeover Provisions of Delaware Law

Staggered board of directors

        Our certificate of incorporation provides that the board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Special meeting of stockholders

        Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of the board of directors, by the president or by the chairman or by the secretary at the request in writing of stockholders owning a majority of the issued and outstanding capital stock entitled to vote.

Advance notice requirements for stockholder proposals and director nominations

        Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder's notice will need to be delivered to Quinpario's principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the scheduled date of the annual meeting of stockholders. In the event that less than 70 days' notice or prior public disclosure of the date of the annual meeting of stockholders is given, a stockholder's notice shall be timely if delivered to Quinpario's principal executive offices not later than the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Quinpario's bylaws also specify certain requirements as to the form and content of a stockholders' meeting. These provisions may preclude Quinpario stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Authorized but unissued shares

        Quinpario's authorized but unissued shares of Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Section 203 Opt Out

        Pursuant to our current certificate of incorporation, Quinpario has opted out of the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a "business combination" with:

  •
  a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an "interested stockholder");

  •
  an affiliate of an interested stockholder; or

  •
  an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder. A "business combination" includes a merger or sale of more than 10% of our assets.

        However, the above provisions of Section 203 do not apply if:

  •
  the board of directors approves the transaction that made the stockholder an "interested stockholder," prior to the date of the transaction;

  •
  after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at a meeting of Quinpario stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        Quinpario has opted out of the provisions of Section 203 of the Delaware General Corporation Law because it believes this statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire it.

Exclusive Forum Selection

        The current certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in Quinpario's name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder's counsel. Although Quinpario believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Quinpario's directors and officers.

Rule 144

        A person who has beneficially owned restricted shares of Common Stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of Quinpario's affiliates at the time of, or at any time during the three months preceding, a sale and (2) Quinpario is subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of Common Stock for at least six months but who are Quinpario's affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

  •
  1% of the number of shares then outstanding; and

  •
  the average weekly trading volume of the shares of Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Quinpario.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

        Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

  •
  the issuer of the securities that was formerly a shell company has ceased to be a shell company;

  •
  the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

  •
  the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

  •
  at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

        As of June 28, 2017, we had 28,848,601 shares of Common Stock outstanding. Of these shares, 20,098,601 shares sold in our initial public offering ("IPO") are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of Quinpario's affiliates within the meaning of Rule 144 under the Securities Act. The remaining 8,750,000 shares held by certain of our founders are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. If the Business Combination is approved, the shares of our

Common Stock that (i) will be issued to the equityholders of SourceHOV and Novitex in the Business Combination and (ii) may be issued to investors in a private placement in connection with the Business Combination will be restricted securities for purposes of Rule 144.

        As of June 28, 2017, there are 53,000,000 warrants of the Company outstanding, consisting of 35,000,000 public warrants originally sold as part of the units issued in the IPO and 18,000,000 warrants that were sold by the Company to the Sponsor in a private sale prior to our IPO. Each warrant is exercisable for one-half of one share of our Common Stock, in accordance with the terms of the warrant agreement governing the warrants. 35,000,000 of these warrants are public warrants and are freely tradable. In addition, we will be obligated to file no later than the closing date of the Business Combination a registration statement under the Securities Act covering the 17,500,000 shares of our Common Stock that may be issued upon the exercise of the public warrants, and cause such registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the warrants.

        We anticipate that following the consummation of the Business Combination, the combined company will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Transfer Agent and Warrant Agent

        The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Quotation of Securities

        Our Common Stock is traded on Nasdaq under the symbol "QPAC" and the Warrants trade under the symbol "QPACW." We have applied to continue the listing of the Common Stock on Nasdaq upon consummation of the Business Combination under the symbol "XELA" and the Warrants under the symbol "XELAW."

PLAN OF DISTRIBUTION

        The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of our Common Stock or interests in shares of our Common Stock received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of certain of their shares of our Common Stock or interests in shares of our Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

        The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  one or more underwritten offerings;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share; and

  •
  a combination of any such methods of sale.

        The Selling Stockholders may, from time to time, pledge or grant a security interest in some of the shares of our Common Stock owned by them and, if a Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of our Common Stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee or other successors in interest as the Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of our Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge our Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial Institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The aggregate proceeds to the Selling Stockholders from the sale of our Common Stock offered by them will be the purchase price of our Common Stock less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Stockholders.

        The Selling Stockholders also may in the future resell a portion of the shares of our Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

        The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of our Common Stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of our Common Stock may be underwriting discounts and commissions under the Securities Act. If any Selling Stockholder is an "underwriter" within the meaning of Section 2(11) of the Securities Act, then the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

        To the extent required, the shares of our Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

        To facilitate the offering of the shares of our Common Stock offered by the Selling Stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Common Stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        Selling Stockholders may use this prospectus in connection with resales of the Common Stock. The applicable prospectus supplement will identify the Selling Stockholders, the terms of the Common Stock and any material relationships between us and the Selling Stockholders. Selling Stockholders may be deemed to be underwriters under the Securities Act in connection with the Common Stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Stockholders will receive all the net proceeds from the resale of the Common Stock.

Exercise of Warrants

        The Warrants may be exercised upon the surrender of the certificate evidencing such warrant on or before the expiration date at the offices of the warrant agent, Continental Stock Transfer & Trust Company, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the Warrants, duly executed, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrants will be required to be exercised on a cashless basis in the event of a redemption of the Warrants pursuant to the warrant agreement governing the Warrants in which our board of directors has elected to require all holders of the Warrants who exercise their Warrants to do so on a cashless basis. In such event, such holder may exercise his, her or its warrants on a cashless basis by paying the exercise price by surrendering his, her or its warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants to be exercised, multiplied by the difference between the exercise price of the Warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" means the average last sale price of our Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

        No fractional shares will be issued upon the exercise of the Warrants. If, upon the exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon the exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to such holder.

 LEGAL MATTERS

        The validity of the shares of our Common Stock offered hereby will be passed upon for us by Kirkland & Ellis LLP, New York, New York.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report for the year ended December 31, 2016 have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of SourceHOV Holdings, Inc. as December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audited historical financial statements of Novitex Holdings, Inc., incorporated in this prospectus by reference to the Definitive Proxy Statement have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        The Company files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Quinpario's SEC filings, including this prospectus, over the internet at the SEC's website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

        The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the Common Stock offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices referenced above.

Quinpario Acquisition Corp. 2

25,533,571 Shares of Common Stock

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the various expenses expected to be incurred by the Registrant in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the SEC registration fee

SEC registration fee	$29,564
Accounting fees and expenses	$30,000	(1)
Legal fees and expenses	$50,000	(1)
Printing and engraving expenses	$20,000	(1)
Registrar and Transfer Agent's fees	$15,000	(1)
Miscellaneous fees and expenses	$10,000	(1)

Total	$154,564	(1)

(1)
Estimated.

Item 15.    Indemnification of Directors and Officers

        The Registrant is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant's Certificate of Incorporation provides for this limitation of liability.

        Section 145 of the DGCL ("Section 145") provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

        The Registrant's current amended and restated certificate of incorporation provides that its officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, the current certificate of incorporation provides that our directors will not be personally liable for monetary damages to the Registrant for breaches of their fiduciary duty as directors, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Delaware law, or (iv) for any transaction from which the director derived an improper personal benefit.

        The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant's Certificate of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Item 16.    Exhibits and Financial Statement Schedules

        (a)   Exhibits.

        The exhibit index attached hereto is incorporated herein by reference.

Item 17.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on July 5, 2017.

QUINPARIO ACQUISITION CORP. 2
By:	/s/ D. JOHN SRIVISAL D. John Srivisal President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints D. John Srivisal, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on July 5, 2017 in the capacities indicated.

Name	Title

/s/ D. JOHN SRIVISAL D. John Srivisal	President and Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
/s/ PAUL J. BERRA III Paul J. Berra III	Chairman of the Board
/s/ EDGAR G. HOTARD Edgar G. Hotard	Director
/s/ W. THOMAS JAGODINSKI W. Thomas Jagodinski	Director
/s/ ILAN KAUFTHAL Ilan Kaufthal	Director

Name	Title

/s/ ROBERTO MENDOZA Roberto Mendoza	Director
/s/ DR. JOHN RUTLEDGE Dr. John Rutledge	Director
/s/ SHLOMO YANAI Shlomo Yanai	Director

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement

2.1	(1)	Business Combination Agreement, dated as of February 21, 2017, by and among Quinpario Acquisition Corp. 2, Quinpario Merger Sub I, Inc., Quinpario Merger Sub II, Inc., Novitex Holdings, Inc., SourceHOV Holdings, Inc., Novitex Parent, L.P, HOVS LLC and Handson Fund 4 I, LLC

2.2	(2)	Modification Agreement, dated as of June 15, 2017.

4.1	(3)	Specimen common stock certificate

4.2	(4)	Specimen warrant certificate

5.1	*	Opinion of Kirkland & Ellis LLP

23.1	**	Consent of Marcum LLP

23.2	**	Consent of KPMG LLP

23.3	**	Consent of PricewaterhouseCoopers LLP

23.4		Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

24.1		Power of Attorney (included on the signature page to this Registration Statement)

*
To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

(1)
Incorporated by reference to the Registrant's Current Report on Form 8-K, filed on February 22, 2017.

(2)
Incorporated by reference to the Registrant's Current Report on Form 8-K, filed on June 21, 2017.

(3)
Incorporated by reference to Exhibit 4.2 of the Amendment No. 2 to the Registrant's Registration Statement on Form S-1, filed December 11, 2014.

(4)
Incorporated by reference to Exhibit 4.3 of the Amendment No. 2 to the Registrant's Registration Statement on Form S-1, filed December 11, 2014.

**
Filed herewith.